Exhibit 5.1

Baker & McKenzie LLP 600 Hansen Way Palo Alto, CA 94304 United States Tel: +1 650 856 2400 Fax: +1 650 856 9299 www.bakermckenzie.com

March 11, 2022

Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169

Ladies and Gentlemen:

We have acted as counsel to Rimini Street, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 to be filed on March 3, 2022 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and resale from time to time by the selling securityholders named in the Registration Statement of 23,824,357 shares of the Company’s common stock, par value $0.0001 per share, consisting of:

(i) 23,659,431 outstanding shares of the Company’s common stock (the “Outstanding Securities”); and

(ii) 137,361 shares of the Company’s common stock issuable upon the exercise of stock options that were granted to a selling securityholder pursuant to the Rimini Street, Inc. 2013 Equity Incentive Plan, as amended and restated (the “Plan”) and 27,565 shares of the Company's common stock issuable upon the vesting of outstanding restricted stock units that were granted to certain of the selling securityholders pursuant to the Plan (collectively, the “Plan Securities,” and together with the Outstanding Securities, the “Securities”).

This opinion is being registered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company; (iii) the Amended and Restated Bylaws of the Company; (iv) certain resolutions of the Board of Directors of the Company (the “Board of Directors”); (v) the Plan; (vi) and such other corporate records, agreements, documents, instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus forming a part thereof, and (viii) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Outstanding Securities have been duly and validly authorized, and are validly issued, fully paid and non-assessable.

2.	The Plan Securities have been duly and validly authorized, and when issued in accordance with the terms of the Plan and the agreements evidencing such Plan Securities, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent change in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Baker & McKenzie LLP